Exhibit 16.1

[PIERCY BOWLER TAYLOR & KERN LETTERHEAD]

August 23, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated August 23, 2019 of Full House Resorts, Inc. and are in agreement with the statements contained in the second, third, and fourth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ PIERCY BOWLER TAYLOR & KERN

Piercy Bowler Taylor & Kern
Certified Public Accountants
Las Vegas, Nevada